UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 20, 2007

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200
New York, NY 10017
(Address and zip code of principal executive offices)

(212) 682-3096

(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 20, 2007, Lev Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it has completed its previously announced "registered direct" offering of 23,333,333 shares of common stock and warrants to purchase up to 4,666,667 additional shares of common stock to select institutional investors resulting in gross proceeds of $35 million. The Company expects to receive approximately $32.4 million in net proceeds, after deducting the placement agents’ fees and estimated offering expenses. The press release, dated August 20, 2007, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

99.1	Press release dated August 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By: /s/ Joshua D. Schein
Name: Joshua D. Schein, Ph.D.
Title: Chief Executive Officer
Date: August 20, 2007

Exhibit Index

Exhibit No.	Description of Document

99.1	Press release dated August 20, 2007